EXHIBIT 99.1
THERMOGENESIS CORP. TO ANNOUNCE
SECOND QUARTER RESULTS ON FEBRUARY 8, 2006
RANCHO CORDOVA, Calif. – (January 17, 2006) – ThermoGenesis Corp. (NASDAQ: KOOL), a company that designs and develops enabling technologies for cell therapy and wound care, will report financial results for the quarter ended December 31, 2005, on Wednesday, February 8, 2006.
Conference Call
Management will host a conference call Wednesday, February 8, 2006 at approximately 11:00 AM (PST) to review the second quarter financial results. Additionally, management will discuss the anticipated impact of the Stem Cell Therapeutic and Research Act of 2005 that authorizes financing of qualified cord blood banks, including anticipated timing of any funding as a result of the legislation and potential revenue impact for the Company. The Company anticipates revenue for the second fiscal quarter to be in the range of $3.0 to $3.2 million, and revenue for the fiscal year 2006 to be between $11 and $13 million. Premised on new product launches, and collaborative marketing and development efforts with new strategic partners, the company anticipates fiscal year 2007 revenue to be between $20 and $25 million.
The call can be accessed by dialing (800) 860-2442 within the U.S. or (412) 858-4600 outside the U.S. and giving the conference name, “ThermoGenesis”. Philip Coelho, Chairman & Chief Executive Officer, Kevin Simpson, President & Chief Operating Officer and Matthew Plavan, Chief Financial Officer will be on-line to discuss the second quarter results and other corporate events, followed by a Q&A session. Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.
Replay
A replay of the conference call will be available two hours after the call for the following five business days by dialing (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and entering the following account number when prompted ‘385107’.
About ThermoGenesis Corp.
ThermoGenesis Corp. is a leader in developing and manufacturing automated blood processing systems and disposables that enable the manufacture, preservation and delivery of cell and tissue therapy products.

•	The BioArchive® System, an automated cryogenic device, is used by cord blood stem cell banks in 26 countries for cryopreserving and archiving cord blood stem cell units for transplant.

•	The AutoXpress® System, is a newly developed automated device and companion sterile closed blood processing disposable, to harvest stem cells from cord blood.

•	The CryoSeal® FS System, an automated device and companion sterile blood processing disposable, is used to prepare hemostatic and adhesive surgical sealants from the patient’s blood in about an hour. Enrollment in a 150 patient U.S. pivotal clinical trial has been completed and a PMA is being reviewed by the FDA.

•	The Thrombin Processing Device™ (TPD™) is a sterile blood processing disposable that prepares activated thrombin from a small aliquot of patient blood, or blood plasma in less than 30 minutes. The TPD market launch is underway in Europe.
     This press release, including statements regarding financial information for future periods, contain forward-looking statements, and such statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2006, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2006. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward looking statements is set forth under the caption “Risk Factors” in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward looking statements.
More Information, Contact:
Contact: ThermoGenesis Corp.
Matthew T. Plavan, CFO
www.thermogenesis.com
(916) 858-5100